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Exhibit 5.2

CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR

        In connection with Talisman Energy Inc.'s Registration Statement on Form F-10 and related short form prospectus dated April 7, 2014, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the "Registration Statement"), I, Mark Ireland, hereby consent to references to my name and to the inclusion and incorporation by reference of information derived from the Report on Reserves Data by Talisman's Internal Qualified Reserves Evaluator dated February 27, 2014 (the "Report") in the Registration Statement.

By:	/s/ MARK IRELAND Mark Ireland Internal Qualified Reserves Evaluator
Calgary, Alberta, Canada April 7, 2014

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  Exhibit 5.2
CONSENT OF INTERNAL QUALIFIED RESERVES EVALUATOR